Exhibit 10.3

12% SERIES B CONVERTIBLE BOND PURCHASE AGREEMENT

This 12% Series B Convertible Bond Purchase Agreement (this “Agreement”), is made and entered as of             , 2014 by and between Staffing 360 Solutions, Inc., a publicly held Nevada company (OTCBB: STAF) (“STAF” or the “Company”), and the investor listed on the signature page hereto (“Buyer”), with reference to the following facts:

A.    The Company is a fully reporting Over the Counter Bulletin Board public company whose common stock, par value $.00001 per share (the “Common Stock”) is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

B.    The Company is offering for sale 12% Series B convertible bonds (each a “Bond”, collectively, the “Bonds”) in the aggregate principal amount of up to $8,000,000 (the “Offering Amount”), with the understanding the principal amount may be increased up to $10,000,000 (the “Increased Offering Amount”) at the mutual discretion of the Company and Placement Agent (the “Offering”);

C.    The Company and the Buyer each understand that the Bonds will be sold subject to the Placement Agency Agreement (the “Placement Agency Agreement”), among the Company and Dawson James, Inc., a FINRA registered broker/dealer (the “Placement Agent”);

E.    On the terms and subject to the conditions of this Agreement, Buyer is willing to purchase a Bond.

NOW THEREFORE, with reference to the foregoing facts, the Company and Buyer agree as follows:

1.    Agreement to Purchase and Sell Bond.

1.1    The Company hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from the Company, a Bond in the principal amount set forth on the signature page hereto (the “Principal Amount”). The purchase price for the Bond is the principal amount of the Bond, provided however, the minimum amount of an investment in the Bonds by each Buyer shall be in the principal amount of $50,000, although the Company, in its sole discretion, may accept subscriptions for less. The Bond shall be in the form of Exhibit D to the Subscription Booklet, completed with the date of issuance and principal amount.

1.2    Within two business days from the execution of this Agreement, Buyer shall wire transfer an amount equal to the respective purchase price for the Bonds to the Escrow Agent. If the Buyer fails to make such wire transfer within such two-day period, in addition to any other rights and remedies the Company may have, it may terminate this Agreement.    The wiring instructions are attached hereto.

1.3    The subscription amounts paid by a Buyer will be deposited in the escrow account, which shall be non-interest bearing. A closing shall take place on such date and time specified by the Company and Placement Agent. At the closing, the Company shall issue the Bond to Buyer. The offering period will terminate upon the earlier to occur of (i) the date the Offering Amount or the Increased Offering Amount is sold or (ii) September 30, 2014; provided, however, that such offering period may be extended without notice to the Buyers for up to three (3) additional 30 day periods.

1.4    Payment of the Bonds will be made on September 30, 2015 (the “Maturity Date”). Interest shall accrue at 12% per annum, and shall be payable quarterly in arrears in the form of cash or PIK (in shares of the Company’s common stock valued at $2.00 per share) at the Investor’s election. Any shares issuable as coupon payments shall be restricted securities under the Securities Act and will not be registered, but may be sold pursuant to Rule 144 under the Securities Act, if and when available.

Each Investor must notify the Company by the Maturity Date whether payment will be made in the form of cash, as PIK (in shares of the Company’s common stock) or both cash and PIK. If the Investor chooses to be paid in cash, the Company will have 30 days from the Maturity Date to make the payment. If no election is made by the Investor, payment will be made in shares of common stock.

At the Maturity Date, if the Bond will be paid in shares of the Company’s common stock, the Bond shall be converted as following: (i) in the event the Company’s shares of common stock are trading at $2.67 or higher based on a 10-Day VWAP immediately prior to the Maturity Date, then the repayment price shall be set at $2.00 per share, or (ii) in the event the Company’s shares of common stock are trading below $2.67 based on a 10-Day VWAP, then the repayment price shall be set at a twenty-five percent (25%) discount to the 10-Day VWAP calculated immediately prior to the Maturity Date, provided however, that in no event will the repayment price be less than $1.50 (subject to adjustment for stock splits, stock dividends or similar events). The term “10-Day VWAP” means, for any date, the daily volume weighted average price of the Company’s common stock for the ten (10) trading day period prior to such date on the trading market on which the Company’s common stock is then listed or quoted, as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time).

1.5    The Buyer understands and agrees that Principal Amount and all accrued and unpaid interest are subject to a voluntary conversion at the election of the Buyer. Prior to the Maturity Date, the Buyers in this Offering may elect to convert the Bonds, including all accrued but unpaid interest payments, into shares of Common Stock (the “Conversion Shares”) at the price of $2.00 per share, unless an event of default occurs prior to such conversions. The Conversion Shares and any shares issued in lieu of an interest payment shall be restricted pursuant to Rule 144 under the Securities Act.

1.6    Equity Consideration. The Buyer shall receive 5,000 shares (the “Equity Consideration Shares”, together with the Bonds and the Conversion Shares, collectively the “Securities”) of the Company’s Common Stock for each $50,000 principal amount of the Bond.

2.	Definitions

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Mezzanine Financing” shall mean an offering of up to $95,000,000 in debt and/or equity the Company intends to conduct in the future on terms to be determined. The Mezzanine Financing may be increased beyond the $95,000,000 at the Company’s sole discretion.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transfer” shall mean sell, assign, transfer, pledge, grant a security interest in, or otherwise dispose of, with or without consideration.

3.	Representations and Warranties of the Company

The Company represents and warrants to the Buyer that:

3.1    The Company is a Securities and Exchange Commission (“SEC”) fully reporting public company approved for trading on the Over–the-Counter Bulletin Board, validly existing and in good standing under the laws of Nevada and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted.

3.2    This Agreement and the Securities offered hereby have been duly authorized by the Board of Directors of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, or the availability of equitable remedies.

3.3    Upon execution and delivery at the respective Closings, the Bonds will be duly executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, or the availability of equitable remedies. Upon issuance, the Equity Consideration Shares, the Conversion Shares and any shares issuable in lieu of interest payments will be duly and validly issued, fully paid and non-assessable.

3.4    The execution and delivery of this Agreement and the Bonds do not and will not conflict with, result in a breach of any provision of, or constitute a default (or an event which would constitute a default upon the giving of any required notice or upon a lapse of time) under the Company’s organizational documents or the provisions of any agreement, contract or administrative order, consent decree or other instrument to which the Company is a party.

3.5    Except as provided in the Subscription Booklet, there is no pending or, to the knowledge of the Company, threatened litigation to which the Company is a party and the Company is not subject to any judgment, order, writ, injunction, decree or regulatory directive or agreement.

4.	Representations, Warranties and Agreements of Buyer

Buyer represents and warrants to, and agrees with, the Company as follows:

4.1    Buyer will acquire the Bond and the Equity Consideration Shares, and if the Bond is converted, the Conversion Shares for Buyer’s own account, for investment purposes only.

4.2    Buyer understands that an investment in the Bonds, the Equity Consideration Shares and the Conversion Shares involve a high degree of risk, and Buyer represents that it has the financial ability to bear the economic risk of such investment, including a complete loss of such investment.

4.3    Buyer understands that the Company is cash flow negative and will have no source of payment of the Bonds other than the proceeds raised in a future financing, the terms of which and availability are not known at this time.

4.4    Buyer is an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act, and the statements and representations in the accredited investor certification attached as Exhibit E to the Subscription Booklet are true and correct;

4.5    Buyer understands that neither the Bonds nor the Equity Consideration Shares, nor the Conversion Shares nor the shares issuable in lieu of interest payments have been or will be registered under the Securities Act or under any state securities laws and they will be “restricted securities” within the meaning of Rule 144 under the Securities Act.

4.6    Buyer believes that he or she has received all the information Buyer considers necessary or appropriate for deciding whether to purchase the Bonds, including information regarding the Company, and Buyer has had an opportunity to ask questions and receive answers from the Company and its officers and directors regarding the business, prospects and financial condition of the Company. The Buyer and the Buyer’s attorney, accountant, purchaser representative and/or tax advisor (collectively, “Advisors”), have received and have carefully reviewed the this Agreement and the Series B Bond (collectively, the “Transaction Documents”) and all other documents requested by the Buyer or its Advisors, and understand the information contained therein, prior to the execution of this Agreement;

4.7    Buyer has had the opportunity to review the Company’s filings with the SEC, including but not limited to the Form 10-K for the year ended May 31, 2013 filed with the SEC on September 13, 2013 and the Form 10-Q for the quarter ended August 31, 2013 filed with the SEC on October 18, 2013, the Form 10-Q for the quarter ended November 30, 2013 filed with the SEC on January 14, 2014 and the Form 10-Q for the quarter ended February 28, 2014 filed with the SEC on April 21, 2014 (the “SEC Reports”) and Buyer has received and reviewed the Subscription Booklet, and all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, Buyer has been furnished with or has had the opportunity to acquire, and to review, all information (including copies of all of the Company’s publicly available documents on the

EDGAR system maintained by the SEC at http://www.sec.gov/edgar/searchedgar/webusers.htm and the SEC Reports), both written and oral, that it desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, Buyer has relied solely on Buyer’s own knowledge and understanding of the Company and its business based upon Buyer’s own due diligence investigations and the information furnished pursuant to this paragraph. Buyer understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and Buyer has not relied on any other representations or information.

4.8    The Buyer understands that neither the SEC nor any state securities commission has approved or disapproved of the Securities or passed upon or endorsed the merits of the Offering and has not been reviewed by any Federal, state or other regulatory authority;

4.9    The Buyer has not been furnished with any oral representation or oral information in connection with the Offering of the Securities that is not contained in, or is in any way contrary to or inconsistent with, statements made in this Agreement;

4.10    The Buyer has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby;

4.11    The Buyer, either alone or together with its Advisors has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Securities and the Company and to make an informed investment decision with respect thereto;

4.12    The Buyer is not relying on the Company, or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in any of the Securities and the Buyer has relied on the advice of, or has consulted with, only its own Advisors;

4.13    Buyer understands that the Company intends to conduct future rounds of financing in addition to this Offering, including but not limited to an anticipated Mezzanine Financing and short-term promissory notes. Buyer understands that the Company could use the proceeds from such Mezzanine Financing for repayment to the Buyers of the respective amounts purchased for the Bonds subscribed for in this Offering. Buyer understands that no commitments have been made for such Mezzanine Financing and such Mezzanine Financing may not be consummated at all. In the event the Mezzanine Financing or any other alternative financing is not consummated, the Company will likely default on the Bonds issued in this Offering;

4.14    Buyer understands that the Placement Agent is entitled to a nine percent (9%) commission of the gross proceeds from the sale of the Bonds in this Offering, is entitled to shares of Common Stock equal to an amount up to six percent (6%) of the aggregate number of shares of Common Stock issued in this Offering, entitled to reimbursement of expenses, which shall be capped at $62,000 and is entitled to a three-year warrant (each, a “Placement Agent Warrant”), exercisable at $2.00 per share, to purchase a number of shares of Company Common Stock equal to 6.0% of such number of shares of the Common Stock underlying the Bonds assuming the conversion price of the Bonds on the date of issuance (or $2.00 per share), provided, however, that the exercise price of the Placement Agent Warrant(s) shall be reduced to $0.01 per share for such portion of the Placement Agent Warrant equal to the portion of the Bonds giving rise to the Placement Agent Warrant that are converted into Common Stock;

4.15    No representations or warranties have been made to Buyer by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities, Buyer is not relying upon any representations other than those contained in this Agreement. Buyer further acknowledges that the Company is a publicly reporting company and that additional information about the Company can be retrieved from the SEC’s website.

4.16    Buyer understands that there is no minimum amount which must be raised before the Company holds an initial closing of this Offering and that the Company will not have enough money to implement its business plan unless it raises a substantial percentage of the Offering amount (and then in the Mezzanine Financing and other financings).

5.     Transfer Restrictions; Legends.

5.1    The Buyer understands that (i) the Securities have not been registered under the Securities Act; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Buyer in this Agreement, and that the Securities must be held by the Buyer indefinitely, and that the Buyer must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each Certificate representing the Securities will be endorsed with a legend substantially in the following form until the earlier of (1) such date as the Securities have been registered for resale by the Buyer or (2) the date the Securities are eligible for sale under Rule 144 under the Securities Act or any successor rule (“Rule 144”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE ISSUER.”

5.2    Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

5.3    Each Buyer, severally and not jointly with the other Buyers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

5.4    The Buyer acknowledges that the Securities have not been recommended by any Federal or state securities commission or regulatory authority. In making an investment decision, investors must rely on their own examination of Company and the terms of the Offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Agreement. Any representation to the contrary is a criminal offense. The Securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom. Buyers should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time;

6.    Miscellaneous

6.1    Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile or electronic mail transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page to this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the fifth day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

6.2    Entire Agreement. This Agreement and related Exhibits contain the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

6.3    Successors. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

6.4    Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

6.5    Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

6.6    Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

6.7    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “PDF” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

6.8    Blue Sky Qualification. The purchase of Securities pursuant to this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Securities from applicable Federal and state securities laws.

6.9    Confidentiality. The Buyer acknowledges and agrees that any information or data the Buyer has acquired from or about the Company not otherwise properly in the public domain, was received in confidence. The Buyer agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any trade or business secrets of the Company and any business materials that are treated by the Company as confidential or proprietary, including, without limitation, confidential information obtained by or given to the Company about or belonging to third parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

$
Bond Amount

Manner in which Title is to be held (Please Check One):

1.	Individual	7.	Trust/Estate/Pension or Profit Sharing Plan Date Opened:

2.	Joint Tenants with Right of Survivorship	8.	As a Custodian for Under the Uniform Gift to Minors Act of the State of

3.	Community Property	9.	Married with Separate Property

4.	Tenants in Common	10.	Keogh

5.	Corporation/Partnership/ Limited Liability Company	11.	Tenants by the Entirety

6.	IRA	12.	Foundation described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN:

•	INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 9

•	SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 10

EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Subscriber

Residence: Number and Street	Address of Additional Subscriber

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Subscriber)

* If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules

ACCEPTED this day of 2014, on behalf of Staffing 360 Solutions, Inc.
Name of FINRA Firm

By:	By:
Name:	Name:
Title:	Title:

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

(Corporation, Partnership, Trust, Etc.)

Name of Entity (Please Print)
Date of Incorporation or Organization:

State of Principal Office:

Federal Taxpayer Identification Number:

Office Address

City, State and Zip Code

Telephone Number

Fax Number (if available)

E-Mail (if available)

[seal]	By:
Attest:	Name:
(If Entity is a Corporation)	Title:
* If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:
The undersigned FINRA member firm acknowledges receipt of the noticerequired by Rule 3050 of the FINRAConduct Rules
ACCEPTED this day of 2014, on behalf of Staffing 360 Solutions, Inc.
Name of FINRA Firm

By:	By:
Name:	Name:
Title:	Title: